As filed with the Securities and Exchange Commission on July 29, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Netflix, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	77-0467272 (I.R.S. Employer Identification Number)
121 Albright Way
Los Gatos, California 95032
(408)540-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Hyman
Chief Legal Officer
Netflix, Inc.
121 Albright Way
Los Gatos, California 95032
(408) 540-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Erik Franks
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Netflix, Inc.

Debt Securities
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Investing in our securities involves risks. Please carefully read the information under the heading “Risk Factors” in this prospectus and any similar section contained in the applicable prospectus supplement, and “Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Netflix, Inc.,” “we,” “our” and “us” refer, collectively, to Netflix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are one of the world’s leading entertainment services with over 277 million paid memberships in over 190 countries enjoying TV series, films and games across a wide variety of genres and languages. Members can play, pause and resume watching as much as they want, anytime, anywhere, and can change their plans at any time.
Our core strategy is to grow our business globally within the parameters of our operating margin target. We strive to continuously improve our members’ experience by offering compelling content that delights them and attracts new members. We seek to drive conversation around our content to further enhance member joy, and we are continuously enhancing our user interface to help our members more easily choose content that they will find enjoyable.
Corporate Information
Our principal executive offices are located at 121 Albright Way, Los Gatos, California 95032, and our telephone number is (408) 540-3700. We maintain a website at ir.netflix.net. Information contained in or accessible through our website is not part of or incorporated by reference in this prospectus.

RISK FACTORS
An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the applicable prospectus supplement, as well as the risks, uncertainties and assumptions discussed under “Risk Factors” of our most recent Annual Report on Form 10-K (as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future) and other documents that we may incorporate by reference in this prospectus. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Undue reliance should not be placed upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Computershare Trust Company, National Association, as trustee. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option;

•
any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;

•
the provisions, relating to conversion or exchange of any debt securities of the series into our common stock or other securities or property and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading titled “—Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization with respect to us as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before any judgment or decree for the payment of the amount due shall have been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if (i) we have or have caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of and premium, if any, on any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the debt securities of that series to the date of such payment or deposit), and (ii) any and all Events of Default, other than the non-payment of accelerated principal with respect to debt securities of that series, have been remedied or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•
delivering to the trustee an opinion of counsel to the effect that under current U.S. federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of certain debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of indexed debt securities, floating rate debt securities, dual currency debt securities, subordinated debt securities, debt securities that are convertible or exchangeable into our common stock or other securities or property or debt securities providing for contingent or deferred payments, please refer to the related prospectus supplement. You should consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of any securities described in this prospectus in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code (“the Code”) and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering at their applicable “issue price” as determined for U.S. federal income tax purposes. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities or commodities electing to mark to market, persons that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. Prospective purchasers of debt securities should review the related prospectus supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities. In addition, prospective purchasers should note that this summary does not address other U.S. federal tax consequences (such as estate, gift and net investment income tax consequences), any state, local or foreign tax consequences, the Medicare tax on net investment income or the special timing rules prescribed under Section 451(b) of the Code.
As used herein, the term “United States Holder” means a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or an entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) otherwise subject to U.S. federal income taxation on a net basis with respect to a debt security. If an entity or arrangement treated as a partnership for United States federal income tax purposes holds debt securities, the United States federal income tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-United States Holder” means a beneficial owner of a debt security that is not a United States Holder.
United States Holders
Payments or Accruals of Interest
Payments or accruals of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States Holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, as discussed below). A United States Holder of debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States Holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:
•
the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year (or with respect to an interest accrual period that spans more than one taxable year, at the average exchange rate for the partial period within the taxable year); or

•
at such holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period or taxable year.

Such election must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States Holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.
A portion of the price paid for a debt security may be allocable to interest that accrued prior to its issue date (“pre-acquisition accrued interest”). On the first interest payment date with respect to such debt security, a United States Holder might be entitled to treat a portion of the interest received, in an amount equal to the pre-acquisition accrued interest, as a return of the pre-acquisition accrued interest and not as a payment of interest on the debt security. Amounts treated as a return of pre-acquisition accrued interest should not be taxable when received. United States Holders should consult their own tax advisors concerning the treatment of any pre-acquisition accrued interest.
Purchase, Sale and Retirement of Debt Securities
A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:
•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below); and
•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.
In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders. The amount of any subsequent adjustments to a United States Holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States Holder as a result of the conversion or purchase. A United States Holder who purchases a foreign currency debt security with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency debt security on the date of purchase.
Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (less any accrued qualified stated interest, which will be taxable as such) and (ii) the United States Holder’s adjusted tax basis in such debt security. If a United States Holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.
In the case of a foreign currency debt security that is traded on an established securities market, a United States Holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States Holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States Holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States Holders. The election available to accrual basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States Holder on the disposition of a debt security will generally be long term capital gain or loss if the United States Holder’s holding period for the debt security exceeds one year at the time of such disposition. Net long-term capital gain recognized by an individual United States Holder generally will be subject to preferential tax. The ability of United States Holders to offset capital losses against ordinary income is limited.
Despite the foregoing, gain or loss recognized by a United States Holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that a United States Holder receives on the debt security. Any gain or loss realized by a United States Holder in excess of the foreign currency gain or loss will be capital gain or loss as discussed above.
Original Issue Discount
In General. Debt securities with a term greater than one year may be issued with original issue discount (“OID”) for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus and will generally be subject to special tax accounting rules. United States Holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield to maturity basis, regardless of their regular method of tax accounting or when they receive cash attributable to that income. As a result, United States Holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.
OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by at least a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity (referred to as the “de minimis OID amount”). For example, OID may arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities, interest not payable in cash at least annually, or stepped interest. For this purpose, the “issue price” of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the

OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices. If the terms of a debt security entitle a holder to receive payments (other than qualified stated interest) that exceed its issue price by less than the de minimis OID amount then, absent an election to make inclusions in income on a constant yield to maturity basis, the holder will generally be required to include such amounts in income as capital gain on a pro rata basis as principal payments are made (or upon a sale, exchange, redemption or other taxable disposition of the debt instrument).
For each taxable year of a United States Holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the “daily portions” of OID for each day during such taxable year or any portion of such taxable year in which such a United States Holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.
The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s “adjusted issue price” at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period will generally equal the issue price of the OID debt security, as defined above, including any accrued interest (i) increased by previously accrued OID from all prior accrual periods, and (ii) reduced by all payments made on such debt security in all prior accrual periods, other than payments of qualified stated interest, on or before the first day of the accrual period. The “yield to maturity” of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the sum of the present values on the issue date of all payments on the OID debt security to equal the issue price. As a result of this “constant-yield” method of including OID income, the amounts a United States Holder will be required to include in gross income if such holder invests in an OID debt security denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)
Foreign Currency Debt Securities. In the case of an OID debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by
•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above; and
•
translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans more than one taxable year, at the average exchange rate for each partial period), or, at the United States Holder’s election (as described above under “Payments of Interest and Accruals”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States Holder will recognize ordinary income or loss measured by the difference between (i) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.
Acquisition Premium. A United States Holder that purchases an OID debt security outside of the initial offering for an amount less than or equal to the remaining redemption amount or in the initial offering at a price other than the debt security’s issue price will generally be required to include in gross income the daily portions of the OID, calculated as described above. However, a United States Holder that acquires an OID debt security at a price in excess of the OID debt security’s adjusted issue price but less than or equal to its remaining redemption amount generally is permitted to reduce the daily portions of OID by a fraction to reflect premium paid over the adjusted issue price. The numerator of such fraction is the excess of the United States Holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the “remaining redemption amount” over the OID debt security’s adjusted issue price. For purposes of this prospectus, “remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.
Floating Rate Debt Securities. Floating rate debt securities generally will be treated as “variable rate debt instruments.” Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a description of the tax considerations relevant to United States holders of any such debt securities in the applicable prospectus supplement.
The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the related prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable prospectus supplement, and should consult their tax advisors relating to such debt securities.
Market Discount
If a United States Holder purchases a debt security, other than a short-term debt security (as defined below), for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States Holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder.
Alternatively, the United States Holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States Holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States Holder elects to include market discount in income on a current basis, as described above, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.
Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States Holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States Holder’s taxable year.
Short-Term Debt Securities
The rules set forth above also will generally apply to debt securities having maturities of one year or less from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to the general rules discussed above.
First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States Holder, under a constant yield method.
Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and does not identify the short-term debt security as part of a hedging transaction will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States Holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent such gain does not exceed the holder’s accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. Notwithstanding the foregoing, a United States Holder of a short-term debt security using the cash method of tax accounting may elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States Holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include OID on a short-term debt security in income on a current basis. OID will be treated as accruing for these purposes on a pro rata basis or, at the election of the holder, on a constant-yield basis based on daily compounding.
Third, any United States Holder of a short-term debt security, whether using the cash or accrual method of tax accounting, can elect to accrue the “acquisition discount,” if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security’s stated redemption price at maturity over the holder’s purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding. If a United States Holder elects to accrue acquisition discount, the OID rules will not apply.
As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement, and should consult their tax advisors in relation to such features.
Debt Securities Purchased at a Premium
A United States Holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. If the debt security is redeemable prior to maturity, the amount of amortizable premium is determined with reference either to the amount payable on maturity or, if it results in a smaller premium attributable to the earlier redemption period, with reference to the amount payable on the earlier redemption date. Such election, once made, generally applies to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States Holder. Such election may be revoked only with the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States Holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.
Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States Holder acquired the debt security. See “Original Issue Discount—Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.
Non-United States Holders
Payments or Accruals of Interest
Subject to the discussions below under “—FATCA” and “—Information Reporting and Backup Withholding,” a Non-United States Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the debt securities as long as that interest is not “effectively connected” with the Non-United States Holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment maintained by the Non-United States Holder in the United States) and:
•	the Non-United States Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	the Non-United States Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;
•	the Non-United States Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-United States Holder’s trade or business; and
•
either (i) the Non-United States Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form that it is not a “U.S. person” (as defined in the Code), and provides its name, address and certain other required information or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the Non-United States Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-United States Holder or an intermediate financial institution and furnishes to us or the applicable paying agent a copy thereof.

A Non-United States Holder that does not qualify for exemption from withholding as described above will generally be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the debt securities (except as described below with respect to effectively connected income). A Non-United States Holder may be entitled to the benefits of an income tax treaty under which interest on the debt securities is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the Non-United States Holder furnishes us or the applicable paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Purchase, Sale and Retirement of Debt Securities
Generally, subject to the discussions below under “—FATCA” and “—Information Reporting and Backup Withholding,” any gain recognized by a Non-United States Holder on the sale, exchange, redemption or other taxable disposition of a debt security (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under “—Payments or Accruals of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:
•
the gain is effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-United States Holder in the United States), in which case the Non-United States Holder generally will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income”; or

•
the Non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its U.S. source capital gains exceed its U.S. source capital losses.

Effectively Connected Income
If interest or gain recognized by a Non-United States Holder on a debt security is “effectively connected” with the Non-United States Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-United States Holder in the United States), then the Non-United States Holder will be exempt from the withholding tax on interest if the Non-United States Holder provides us or the applicable paying agent with a properly completed and executed IRS Form W-8ECI or an applicable successor form, but the Non-United States Holder will generally be subject to U.S. federal income tax on such interest or gain as if it were a “U.S. person” (as defined in the Code). In addition to such U.S. federal income tax, if the Non-United States Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty.
FATCA
Under the United States tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of debt securities will generally be subject to 30% U.S. withholding tax on interest payments on the debt securities if the holder is not FATCA compliant, or holds its debt securities through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes were to be deducted or withheld from any payments in respect of the debt securities as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the debt securities as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the debt securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the debt securities made to, and the proceeds of dispositions of debt securities effected by, certain United States taxpayers. In addition, certain United States taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-United States taxpayers may be required to comply with applicable certification procedures to establish that they are not United States taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a United States or non-United States taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Netflix, Inc. appearing in Netflix, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at ir.netflix.net. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on January 26, 2024;
•
the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on April 22, 2024, and June 30, 2024, filed with the SEC on July 19, 2024; and
•	our Current Reports on Form 8-K filed with the SEC on April 18, 2024 (solely to the extent information is provided under Item 8.01 thereof), and June 7, 2024.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
Netflix, Inc.
121 Albright Way
Los Gatos, California 95032
Attn: Investor Relations
(408) 540-3700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.
Amount to be Paid
SEC registration fee	$ †
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*
Total	$ *
†	The SEC registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act.
*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Our certificate of incorporation contains provisions that limit the liability of our directors and certain of our officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Our certificate of incorporation provides that each person who was or is made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, other enterprise as a director, officer, employee or agent at the request of the corporation (or any predecessor), is indemnified to the fullest extent permitted by law.
Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters.
The underwriting agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise.
Item 16.	Exhibits
Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation	8-K	001-35727	3.1	June 8, 2022
3.2	Amended and Restated Bylaws	8-K	001-35727	3.2	February 24, 2023
4.1	Indenture					X
4.2*	Form of Debt Security
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939					X
107	Filing Fee Table					X
*	To be filed by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.

Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on July 29, 2024.
NETFLIX, INC.

By:	/s/ Spencer Neumann
Spencer Neumann
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ted Sarandos, Greg Peters, Spencer Neumann and David Hyman, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Ted Sarandos	Co-Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2024
Ted Sarandos

/s/ Greg Peters	Co-Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2024
Greg Peters

/s/ Spencer Neumann	Chief Financial Officer (Principal Financial Officer)	July 29, 2024
Spencer Neumann

/s/ Jeffrey Karbowski	Chief Accounting Officer (Principal Accounting Officer)	July 29, 2024
Jeffrey Karbowski

/s/ Reed Hastings	Executive Chairman and Director	July 29, 2024
Reed Hastings

/s/ Richard Barton	Director	July 29, 2024
Richard Barton

/s/ Mathias Döpfner	Director	July 29, 2024
Mathias Döpfner

Signature	Title	Date

/s/ Timothy M. Haley	Director	July 29, 2024
Timothy M. Haley

/s/ Jay C. Hoag	Director	July 29, 2024
Jay C. Hoag

/s/ Leslie J. Kilgore	Director	July 29, 2024
Leslie J. Kilgore

/s/ Strive Masiyiwa	Director	July 29, 2024
Strive Masiyiwa

/s/ Ann Mather	Director	July 29, 2024
Ann Mather

/s/ Susan Rice	Director	July 29, 2024
Susan Rice

Director
Brad Smith

/s/ Anne Sweeney	Director	July 29, 2024
Anne Sweeney